Exhibit 4.2

MOBILE IRON, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

August 29, 2013

i

MOBILE IRON, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amended and Restated Investors’ Rights Agreement (the “Agreement”) is made as of the 29th day of August, 2013, by and among Mobile Iron, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A hereto, each of which is herein referred to as an “Investor,” and Robert Tinker, Ajay Mishra and Suresh Batchu, each of whom is herein referred to as a “Founder.”

RECITALS

A. The Company, the Founders and certain of the Investors have previously entered into an Amended and Restated Investors’ Rights Agreement, dated as of May 24, 2012 (the “Prior Rights Agreement”), to govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein.

B. Certain of the Investors are purchasing shares of Series F Preferred Stock of the Company pursuant to the Series F Preferred Stock Purchase Agreement of even date herewith (the “Purchase Agreement”).

C. A condition to the Investors’ obligations under the Purchase Agreement is that the Company, the Founders and the Investors amend and restate the Prior Rights Agreement as set forth in this Agreement.

D. Section 3.4 of the Prior Rights Agreement provides that any term thereof may be amended or waived only with the written consent of the Company and the holders of at least 60% of the Registrable Securities then outstanding, not including the Founders’ Stock.

E. The Company and the holders of at least 60% of the Registrable Securities currently outstanding (not including the Founders’ Stock) desire that this Agreement supersede and replace the Prior Rights Agreement in its entirety in accordance with Section 3.4 of the Prior Rights Agreement.

AGREEMENT

The parties hereby agree as follows:

1.	Registration Rights. The Company and the Investors covenant and agree as follows:

1.1 Definitions. For purposes of this Section 1:

(a) “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

(b) “Affiliated Fund” means, with respect to a Holder that is a limited liability company or a limited partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company;

(c) “Common Stock” means the shares of the Company’s authorized and outstanding shares of Common Stock, par value $0.0001 per share;

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(e) “Excluded Registration” means a registration statement relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered

(f) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(g) “Founders’ Stock” means the shares of Common Stock issued to and currently held by the Founders;

(h) “Holder” means any Investor or Founder owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

(i) “IPO” means the Company’s first firm commitment underwritten public offering by the Company of shares of its Common Stock;

(j) “Major Investor” means any Investor that holds at least 1,000,000 shares of Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like); provided, however, that Vodafone Ventures Limited shall be deemed a Major Investor so long as it and/or its affiliates or Affiliated Funds holds at least 750,000 shares of Preferred Stock or the Common Stock issued upon conversion thereof (subject to adjustment for stock splits, stock dividends, combinations, reclassifications or the like). A Major Investor includes any general partners, managing members and affiliates of a Major Investor, including Affiliated Funds;

(k) “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l) “Preferred Stock” means the shares of the Company’s authorized and outstanding shares of Preferred Stock, par value $0.0001 per share;

(m) “Qualified IPO” means a firm commitment underwritten public offering by the Company of shares of its Common Stock at a pre-offering valuation of the Company of at least $400,000,000 in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the aggregate gross proceeds of which are not less than $50,000,000 (prior to deduction of underwriters’ commissions and expenses);

(n) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(o) “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock held by the Holders and any assignee thereof in accordance with Section 1.12 of this Agreement, (ii) the Founders’ Stock, provided, however, that for the purposes of Sections 1.2 and 1.13 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) and (ii); excluding, however, in all cases any Registrable Securities sold in a transaction in which the rights under this Agreement are not assigned, or any shares for which registration rights have terminated pursuant to Section 1.15 of this Agreement;

(p) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(q) “SEC” means the Securities and Exchange Commission; and

(r) “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

1.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) August 29, 2016, or (ii) six months after the effective date of an IPO, a written request from the Holders of a majority of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price of at least $10,000,000, then the Company shall, within 20 days after receiving such request, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered within 20 days after the mailing of such notice by the Company.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company, which underwriter shall be reasonably acceptable to a majority in interest of the Holders whose Registrable Securities are to be included in the underwriting. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company and all Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder. In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded from such offering. Any Registrable Securities excluded from or withdrawn from such underwriting shall be withdrawn from registration.

(c) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders within 30 days of any request for registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right or the similar right set forth in Section 1.4(b)(iii) more than once in any 12-month period, and provided, further, that the Company shall not register any securities for the account of itself or any other stockholder during such 90-day period (other than in a Qualified IPO or an Excluded Registration).

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) After the Company has effected two registrations pursuant to this Section 1.2 provided, however, that such registrations have been declared or ordered effective and that either (A) the conditions of Section 1.5(a) have been satisfied or (B) the registration statements remain effective and there are no stop orders in effect to such registration statements;

(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 180 days after the effective date of, a registration subject to Section 1.3 hereof unless such offering is not the initial public offering of the Company’s securities, in which case, ending on a date 90 days after the effective date of such registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective;

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below; or

(iv) If, within 30 days of the request for registration, the Company delivers notice to the Initiating Holders of the Company’s intent to file a registration statement for a firm commitment underwritten initial public offering within 90 days.

1.3 Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than an Excluded Registration), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of Section 1.8, use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered if any stock of the Company is registered.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such registration shall be borne by the Company, in accordance with Section 1.7 hereof.

1.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the

President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right or the similar right set forth in Section 1.2(c) more than once in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already qualified to do business or subject to service of process in that jurisdiction; or (vi) during the period ending 180 days after the effective date of a registration statement subject to Section 1.3.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Promptly notify the Holders of the effectiveness of such registration statement, and furnish to the Holders such numbers of copies of a prospectus, including any supplement to the prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Following the effective date of such registration statement, notify the Holders of any request by the SEC that the Company amend or supplement such registration statement, or the associated prospectus.

(e) Use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already qualified to do business or subject to service of process in that jurisdiction.

(f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder and other security holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days or until the distribution described in such registration statement is completed, if earlier.

(h) Cause all such Registrable Securities registered pursuant to this Section 1 to be listed on each national securities exchange or trading system on which similar securities issued by the Company are then listed.

(i) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

1.6 Information From Holders. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(2), whichever is applicable.

1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4 including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company up to $25,000 per registration; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one right to a Form S-3 registration under Section 1.4, as the case may be.

1.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) any securities held by a Founder be included if any securities held by any selling Holder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a venture capital fund, or a partnership or corporation, the Affiliated Funds, partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder,” and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder,” as defined in this sentence.

1.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of an IPO so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder upon request, so long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of an IPO), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) who after giving effect to the transfer or assignment is a Major Investor, (ii) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder, (iii) that is an Affiliated Fund, (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees in writing to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

1.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 60% of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, 1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

1.14 Lock-Up Period; Agreement.

(a) In connection with an IPO and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (held immediately prior to the IPO other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days but subject to such extension or extensions as may be required by the underwriters in order to publish research reports while complying with Rule 2711 of the Financial Industry Regulatory Authority, Inc. or any successor rule) from the effective date of such registration statement as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.

(b) Limitations. The obligations described in Section 1.14(a) shall apply only if all officers, directors and holders of at least one percent (1%) of the Company’s capital stock enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 1.14(a)).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers after the 12-month anniversary of the effective date of the Company’s initial public offering subject to this Section 1.14.

(e) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.14):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS (SUBJECT TO CERTAIN EXTENSIONS) AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

1.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five years following the consummation of a Qualified IPO, (ii) with respect to any Holder who, together with it’s Affiliated Funds, if any, owns less than 1% of the then outstanding Common Stock (on an as-if converted basis), at such time after the Qualified IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares including any shares held by an affiliate of such Holder with whom such Holder must aggregate its sales under Rule 144 during a three-month period without registration, or (iii) upon termination of the Agreement, as provided in Section 3.1.

2.	Covenants of the Company.

2.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor:

(a) as soon as practicable, but in any event within 180 days after the end of each fiscal year of the Company (or such longer period of time as may be required by the Company’s independent public accountants), an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter; and

(c) upon the request of a Major Investor, within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month and a report comparing the budget to such financial statements, in reasonable detail and prepared in accordance with GAAP;

(d) as soon as practicable, but in any event at least thirty (30) days prior to the beginning of each fiscal year, a budget and business plan for the next fiscal year and promptly after prepared, any other budgets or revised budgets prepared by the Company.

2.2 Inspection. The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 days after delivery of the RFO Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information from the Company, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then held by all Fully Exercising Investors (assuming full conversion and exercise of all convertible or exercisable securities).

(c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days after the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 2.3 shall not be applicable to (i) Common Stock issued pursuant to stock splits and common-stock-on-common-stock dividends; (ii) Common Stock issued or issuable to employees, officers, consultants or directors of the Corporation, or other persons performing services for the Corporation, directly or pursuant to a stock option plan or restricted stock plan or agreement approved by the Board of Directors; (iii) capital stock, or options or warrants to purchase capital stock, issued to financial institutions with federal or state charters or to lessors in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board, including at least two (2) Preferred Directors (as defined in the Company’s Amended and Restated Certificate of Incorporation (the “Preferred Directors”); (iv) capital stock issued or issuable to an entity as a component of any business relationship with such entity for the purpose of (A) joint venture, technology licensing or development activities, (B) distribution, supply or manufacture of the Corporation’s products or services or (C) any other arrangements involving corporate partners that are primarily for purposes other than raising capital, the terms of which business relationship with such entity are approved by the Board of Directors including at least two (2) Preferred Directors; (v) capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors including at least two (2) Preferred Directors; (vi) Common Stock or other underlying security actually issued upon the conversion, exchange or exercise of any derivative security; (vii) Common Stock issued or issuable in or under a Qualified IPO; (viii) Common Stock issued or issuable as a result of the antidilution provisions of any derivative securities; or (ix) securities issued with the affirmative vote of the Major Investors holding at least two-thirds of the outstanding shares of Preferred Stock then held by all Major Investors, voting together as a class, specifically referencing the waiver of the rights of first offer set forth in this Section 2.3. In addition to the foregoing, the right of first offer in this Section 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

2.4 Qualified Small Business Stock Status. In the event that the Company proposes to take an action or engage in a transaction that would reasonably be expected to result in the Series D Preferred Stock no longer being “qualified small business stock” within the meaning of Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall notify the Investors and consult in good faith to devise a mutually agreeable and reasonable alternative course of action or transaction structure that would preserve such status. In addition, the Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, in the Company’s good-faith judgment after a reasonable investigation, such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code, or would constitute “qualified small business stock,” if determination of whether stock constitutes “qualified small business stock” were made by taking into account the modifications set forth in Section 1045(b)(4) of the Code. The Company’s obligation to furnish a written statement pursuant to this Section 2.4 shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

2.5 Expenses and Debt of the Company. In the event the Company proposes to (i) spend more than $400,000 on any single item or series of related items, or (ii) incur any debt or guarantee any liability in excess of $400,000 (other than trade payables in the ordinary course of business), the Company shall first obtain the approval of the transaction or series of transactions from a majority of the members of the Company’s Board of Directors.

2.6 Insurance. The Company shall use its commercially reasonable efforts to maintain, from financially sound and reputable insurers Directors and Officers liability insurance, employment practices liability insurance, and for Robert Tinker, term “key-person” insurance in the amount of Two Million Dollars ($2,000,000) and on terms and conditions satisfactory to the Board of Directors until such time as the Board of Directors determines that such insurance should be discontinued. The key-person policy shall name the Company as loss payee, and the policy shall not be cancelable by the Company without prior approval by the Board of Directors.

2.7 Stock Options and Restricted Stock. All stock options granted and restricted stock issued by the Company to its employees, directors, and consultants shall be:

(a) Subject to a vesting schedule that provides for vesting no more quickly than the following: (i) twenty-five percent (25%) of the shares on the first anniversary of the date of commencement of services, and (ii) the remaining seventy-five percent (75%) of the shares in equal monthly installments over a thirty-six-month period commencing with such anniversary, unless otherwise unanimously approved by the Board;

(b) As to restricted shares, repurchasable by the Company (or its permitted assigns) upon termination (with or without cause) of the employment, directorship, or consulting relationship, at the original cost thereof to the extent such shares are unvested;

(c) Subject to a 180-day lock-up period, subject to extension or extensions to the extent required by the underwriters in order to publish research reports while complying with Rule 2711 of the Financial Industry Regulatory Authority, Inc. or any successor rule) in connection with an IPO; and

(d) Subject to a right of first refusal on transfers until an IPO.

2.8 Foreign Corrupt Practice Act Compliance.

(a) The Company shall continue, and will direct its directors, officers, employees and authorized agents to continue, to comply with the anti-bribery provisions of the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (“FCPA”) and shall not cause any Major Investor to be in violation of the FCPA.

(b) The Company, its directors, officers, authorized agents and employees have not and will not directly or indirectly, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value, to a Public Official or Entity for purposes of unduly obtaining or retaining business for or with, or directing business to, any person by (i) influencing any official act, decision or omission of such Public Official or Entity; (ii) inducing such Public Official or Entity to do or omit to do any act in violation of the lawful duty of such Public Official or Entity; (iii) securing any improper advantage; or (iv) inducing such Public Official or Entity to affect or influence any act or decision of another Public Official or Entity. The Company shall ensure that no part of any payment, compensation, reimbursement or fee provided by any Major Investor pursuant to this Agreement or otherwise will be used directly or indirectly as a corrupt payment, gratuity, emolument, bribe, kickback or other improper benefit to a Public Official or Entity. A “Public Official or Entity” means (i) any officer, employee, agent, representative, department, agency, de facto official, corporate entity, instrumentality or subdivision of any government, military or international organization, including, but not limited to, any state-owned or affiliated company or hospital, or (ii) any candidate for political office, any political party or any official of a political party.

2.9 Green Dot. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia Capital XII.

2.10 Termination of Covenants.

(a) The covenants set forth in Sections 2.1 through Section 2.9 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the Agreement, as provided in Section 3.1.

(b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.10(a) above.

3.	Miscellaneous.

3.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation, as such Amended and Restated Certificate of Incorporation may be amended from time to time.

3.2 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

3.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least 60% of the Registrable Securities then outstanding, not including the Founders’ Stock; provided, that no such amendment or waiver shall apply differently and adversely to any Investor without the written consent of such Investor, and further provided, however, that if such amendment or waiver has the effect of affecting the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock. Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional purchasers of Preferred Stock as “Investors” and “Holders.” Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

3.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on Exhibit A hereto or as subsequently modified by written notice; provided, that notices and other communications required or permitted hereunder shall only be transmitted to Vodafone Ventures Limited (and any of its successors-in-interest) by personal delivery or nationally recognized overnight courier service.

3.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

3.8 Counterparts. This Agreement may be executed and delivered by facsimile signature, PDF or any electronic signature complying with the US federal ESIGN Act of 2000 (e.g., www.docusign.com) and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.10 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.11 Acknowledgement. The Company acknowledges that the Investors and their affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and the Investors acknowledge and agree that a Covered Person shall:

(a) have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b) in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject.

(c) Notwithstanding anything in this Section 3.11 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company.

(d) For the purposes of this Section 3.11, “Covered Persons” shall have the meaning set forth in the Company’s Amended and Restated Certificate of Incorporation.

[SIGNATURE PAGES FOLLOW]

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

MOBILE IRON, INC.

By:	/s/ Robert B. Tinker

Name:	Robert B. Tinker
(print)
Title:	CEO

Address:
415 East Middlefield Road
Mountain View, CA 94043

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NCD PARTNERS VII, L.P.

By:	NCD Management VII, L.L.C., its General Partner

By:	/s/ Brent Jones
Name:	Brent Jones
Title:	Managing Member

NCD SWIB OPPORTUNITIES, L.P.

By:	NCD SWIB Management, LLC, its General Partner

By:	/s/ Brent Jones
Name:	Brent Jones
Title:	Managing Member

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NCD SWIB, L.P.

By:	NCD Management VII, L.L.C., its General Partner

By:	/s/ Brent Jones
Name:	Brent Jones
Title:	Managing Member

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

UMC CAPITAL CORPORATION

By:	/s/ Duen-Chian Cheng
Name:	Duen-Chian Cheng
Title:	President

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SINGTEL INNOV8 PTE. LTD.

By:	/s/ Edgar Hardless
Name:	Edgar Hardless
Title:	Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ADVEQ TECHNOLOGY VII, L.P.

By its GP:	Adveq Technology Management VII L.P.
By its GP:	Adveq Management Jersey Ltd.

By:	/s/ Rainer Ender	/s/ Philippe Bucher
Name:	Rainer Ender	Philippe Bucher
Title:	Director	Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

NORWEST VENTURE PARTNERS X, LP
By:	Genesis VC Partners X, LLC, General Partner

By:	NVP Associates, LLC,
Managing Member

/s/ Matthew Howard
By:	Matthew Howard
General Partner

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

FOUNDATION CAPITAL VI, L.P.

By:	Foundation Capital Management Co. VI, LLC, its Manager

By:	/s/ Charles Moldow
Manager

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. VI, LLC, its Manager

By:	/s/ Charles Moldow
Manager

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SEQUOIA CAPITAL XII
SEQUOIA TECHNOLOGY PARTNERS XII
SEQUOIA CAPITAL XII PRINCIPALS FUND

By:	SC XII Management, LLC
A Delaware Limited Liability Company
General Partner of Each

By:	/s/ Doug Leone
Managing Member

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.
SEQUOIA CAPITAL USGF PRINCIPALS FUND IV, L.P.

By:	SCGF IV Management, L.P.
A Cayman Islands exempted limited partnership
General Partner of Each

By:	SCGF GenPar, Ltd
A Cayman Islands limited liability company
Its General Partner

By:	/s/ Doug Leone
Managing Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

STORM VENTURES FUND III, L.P.
STORM VENTURES AFFILIATES FUND III, L.P.
STORM MI INVESTMENTS, L.P.

By:	Storm Venture Associates III, L.L.C.
its General Partner

By:	/s/ Tae Hea Nahm

Name:	Tae Hea Nahm

Title:	Managing Member

STORM VENTURES PRINCIPALS FUND III, L.L.C.

By:	Storm Venture Associates III, L.L.C.
its Managing Member

By:	/s/ Tae Hea Nahm

Name:	Tae Hea Nahm

Title:	Managing Member

STORM VENTURES FUND IV, L.P.

By:	Storm Venture Associates IV, L.L.C.
its General Partner

By:	/s/ Tae Hea Nahm

Title:	Managing Member

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

EASTLINK CAPITAL LLC

By:	/s/ Steven W. Xi
Name:	Steven W. Xi
Title:	Managing Member and Authorized Signatory

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ Norm Fogelsong
Managing Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Frank S. Lee
FRANK S. LEE

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

JUPITER GLOBAL PROFITS LTD.

By:	/s/ Duen-Chian Cheng
Name:	Duen-Chian Cheng
Title:	Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

GAIN AGAIN INVESTMENT LTD.

By:	/s/ Stan Hung
Name:	Stan Hung
Title:	Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

JASON AND JENNIFER WANG FAMILY TRUST

By:	/s/ Jason S. Wang
Name:	Jason S. Wang
Title:	Executor

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

CHINA BROADBAND CAPITAL PARTNERS II, L.P.

By:	CBC PARTNERS II, L.P., its general partner
By:	CBC ULTIMATE PARTNERS II LTD., its general partner

By:	/s/ Edward Suning Tian
Name:	Edward Suning Tian
Title:	Director

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

IN-Q-TEL, INC.

By:	/s/ Matthew Strottman
Name:	Matthew Strottman
Title:	CFO

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

TOBA CAPITAL FUND II, LLC

By: Toba Capital Fund II, a series of Toba Capital LLC,
its Managing Member
By: Toba Capital Management, LLC, its Manager

By:	/s/ Vincent C. Smith
Name:	Vincent C. Smith
Title:	Managing Member

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

By:	/s/ Vincent C. Smith
VINCENT C. SMITH

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

ROBERT TINKER

/s/ Robert Tinker

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

AJAY MISHRA

/s/ Ajay Runs Mishra

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

SURESH BATCHU

/s/ Suresh Batchu

SIGNATURE PAGE TO MOBILE IRON, INC. AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

EXHIBIT A

INVESTORS

Name/Address/Fax No.
NCD SWIB OPPORTUNITIES, L.P.

NCD SWIB, L.P.

NCD PARTNERS VII, L.P.

UMC CAPITAL CORPORATION

SINGTEL INNOV8 PTE. LTD.

ADVEQ TECHNOLOGY VII, L.P.

EASTLINK CAPITAL LLC

JUPITER GLOBAL PROFITS LTD.

GAIN AGAIN INVESTMENT LTD.

FRANK S. LEE

JASON AND JENNIFER WANG FAMILY TRUST

INSTITUTIONAL VENTURE PARTNERS XIII, L.P.

FOUNDATION CAPITAL VI, LP

FOUNDATION CAPITAL VI PRINCIPALS FUND, LLC

NORWEST VENTURE PARTNERS X, LP

SEQUOIA CAPITAL XII

SEQUOIA TECHNOLOGY PARTNERS XII

SEQUOIA CAPITAL XII PRINCIPALS FUND

SEQUOIA CAPITAL U.S. GROWTH FUND IV, L.P.

SEQUOIA CAPITAL USGF PRINCIPALS FUND IV, L.P.

GAURAV GARG AND KOMAL SHAH TRUST U/T/A DATED APRIL 27, 2000

STORM VENTURES FUND III, LP

STORM VENTURES AFFILIATES FUND III, LP

STORM VENTURES PRINCIPALS FUND III, LLC

BIG BASIN PARTNERS L.P.

TIMARK, LP

HILLTOP FAMILY PARTNERSHIP LLC

MARK A. MEDEARIS AND TERESA S. MEDEARIS, TRUSTEES U/A/D 9/10/03

VLG INVESTMENTS 2008 LLC

MARK SPOLYAR

NOVATECH INVESTMENTS, LLC

VODAFONE VENTURES LIMITED

ALAMEDA ALPHA, LLC

CHINA BROADBAND CAPITAL PARTNERS II, L.P.

IN-Q-TEL, INC.

TOBA CAPITAL FUND II, LLC

VINCENT C. SMITH